UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2013

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA	94608
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 7, 2013, the board of directors (“Board”) of Lyris, Inc. (“Company”) appointed John Philpin as the Company’s President and Chief Executive Officer and a member of the Board, effective immediately. Roy Camblin, the Company’s former President and Chief Executive Officer and member of the Board resigned from all officer, employee and director positions at the Company, also effective immediately. Roy Camblin was a member of the Audit Committee of the Board. The Company agreed to reimburse Mr. Camblin for up to 12 months of COBRA coverage in connection with his resignation.

     Mr. Philpin, age 59, was appointed Senior Vice President, Engineering of Lyris in July 2013. From 2005 to July 2013, Mr. Philpin was founder and principal of Beyond Bridges, an organization selling business development, planning and strategy, change management, sales and marketing, social sales/enterprise methods and technology transformation services to organizations in the U.S. and Europe. Mr. Philpin previously served as Chief Executive Officer of Group Partners, a London-based strategic consulting organization, Chief Marketing Officer of Cramer, a provider of operations support systems, and Chief Marketing Officer at Vitria, a provider of operational intelligence software. Mr. Philpin has also held various positions at Citigroup and Oracle.

     In connection with his appointment as President and Chief Executive Officer, Mr. Philpin’s annual base salary was increased to $350,000, and he will be eligible to receive a target annual bonus of up to $100,000 based on Company performance and subject to Board approval. The Company agreed to grant Mr. Camblin an option, under the Company’s 2005 Equity-Based Compensation Plan, to purchase 300,000 shares of Company common stock. If Mr. Philpin is terminated by the Company without cause within two years following a change in control, he will be entitled to accelerated vesting of any then-unvested shares underlying outstanding stock options. Copies of Mr. Philpin’s offer letter, dated June 24, 2013, and promotion letter, dated October 7, 2013, are attached as exhibits to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Number	Description
99.1	Offer Letter, dated June 24, 2013, between Lyris, Inc. and John Philpin
99.2	Promotion Letter, dated October 7, 2013, between Lyris, Inc. and John Philpin

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Deborah Eudaley
Name:	Deborah Eudaley
Title:	Chief Operating Officer and Chief Financial Officer

Date:	October 10, 2013